UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): April 16, 2024
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 4 to the Amended and Restated Master Repurchase Agreement with UBS AG

On April 16, 2024, loanDepot.com, LLC (the “Company”), a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc., as seller, entered into Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Master Repurchase Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “MRA”) with UBS AG, by and through its branch office at 1285 Avenue of Americas, New York, New York, as buyer (“UBS”) pursuant to which the Company may sell to, and later repurchase from, UBS certain residential mortgage loans. The primary purposes of Amendment No. 4, and certain ancillary agreements are to (a) extend the Termination Date until April 15, 2025, (b) change the aggregate facility amount to $225,000,000 and (c) make certain changes related to eligible types of mortgage loan products.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No.4, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 4, dated as of April 16, 2024, by and between UBS AG, by and through its branch office at 1285 Avenue of Americas, New York, New York, and loanDepot.com, LLC to the Amended and Restated Master Repurchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: April 22, 2024